Exhibit 10.4

TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

(Employees — 7 Year Term)

_____________________________________
Participant

Effective as of                      (the “Grant Date”), the Participant has been granted an Option under the Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) with respect to              shares of Common Stock (the “Option Shares”) at an Exercise Price of $            . The Option is intended to be a non-qualified stock option (“NQO”). The Award shall be subject to the following terms and conditions (sometimes referred to as this “Award Agreement”) and the terms and conditions of the Plan as the same may be amended from time to time. Terms used in this Award Agreement are defined elsewhere in this Award Agreement; provided, however, that, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

1. Term of Option. Except in the event of the earlier lapse or termination of the Option in accordance with this Award Agreement or the Plan, as to all Option Shares for which the Option has not theretofore been exercised, the Option shall be in effect during the period commencing on the Grant Date and until 3:00 p.m., Lake Forest, Illinois, time on the day that immediately precedes the seventh anniversary of the date of the Grant Date; provided however, that the Participant’s right to exercise the Option and purchase the Option Shares shall be subject to the conditions set forth in this Award Agreement.

2. Vesting and Conditions on Exercise. The Option shall vest, and the Option Shares shall become available for purchase as to all or any portion of the Option Shares for which the Option has not theretofore been exercised, after the anniversary dates indicated below provided that the Participant’s Termination Date has not occurred as of the applicable anniversary:

Anniversary Of Grant Date	Fraction of Total Option Shares Available for Purchase
1st	1/3
2nd	2/3
3rd	All

Except as otherwise provided by the Committee or this Award Agreement, any portion of the Option that is not vested and exercisable as of the Participant’s Termination Date shall be immediately forfeited and the Participant shall have no further rights with respect thereto. Notwithstanding the foregoing, the Option shall vest and shall become exercisable and all Option Shares for which the Option has not theretofore been exercised shall become available for purchase if the Participant’s Termination Date occurs on account of (a) Retirement, (b) Total Disability, or (c) death. For purposes hereof, the term “Retirement” means termination of the Participant’s employment after the Participant has (i) attained age 65 or (ii) attained age 55 and completed 10 years of service with the Company and its Subsidiaries (and is not a result of termination by the Company or any of its Subsidiaries for cause) and the term “Total Disability” means the Participant’s permanent and total disability as determined under the rules and guidelines established by the Company in order to qualify for long-term disability coverage under the Company’s long-term disability plan in effect at the time of such determination.

3. Expiration. Unless otherwise determined by the Committee in its sole discretion, the Option shall expire and shall no longer be exercisable after the earlier to occur of 3:00 p.m. Lake Forest, Illinois Time on the day that immediately precedes the seventh anniversary of the Grant Date or the Expiration Date (determined in accordance with the Plan).

4. Manner of Exercise. The Participant (or, in the event of his death, his estate or personal representative) may exercise any portion of the Option that is exercisable by taking all of the following actions:

(a)	Providing written notice of exercise to the Committee or its designee, in such form as the Committee may require, designating, among other things, the date of exercise and the number of Option Shares to be purchased;

(b)	Paying to the Company the aggregate Exercise Price for the Option Shares to be purchased with respect to such exercise by one of the following methods: (i) delivery of cash, a personal check or bank draft; (ii) delivery of shares of Common Stock having a Fair Market Value on the date of exercise equal to such aggregate Exercise Price; provided however, that the shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price or must have been purchased on the open market; (iii) a combination of the methods described in clauses (i) and (ii) above; (iv) payment pursuant to any arrangement that the Company maintains to enable the Participant to elect to pay the Exercise Price upon the exercise of the Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise (“broker assisted cashless exercise”); or (v) such other form of payment as the Committee shall authorize on or before the exercise date; and

(c)	Providing any other documentation that the Committee may require.

The exercise of the Option shall be deemed to have occurred on the latest of (1) the date of exercise designated in the written notice referred to in subparagraph (a) below, (2) if the date so designated is not a business day, the first business day following such date, or (3) the earliest business day by which the Participant has provided all of the foregoing information; provided, however, that if the Participant elects to pay the Exercise Price pursuant to a broker assisted cashless exercise, payment of the Exercise Price may be made as soon as practicable following exercise. As promptly as practicable after receipt of all items described in this Paragraph 4 and exercise of the Option, the Company shall issue (in book entry or such other form as determined by the Company) shares of Common Stock purchased by the Participant (and not sold or withheld as contemplated by Paragraph 6) upon exercise of all or any applicable portion of the Option.

5. Withholding. All distributions under the Plan, including any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied, at the Participant’s election, (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that shares of Common Stock under subparagraph (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income). A Participant who exercises pursuant to a “cashless exercise” or similar transaction will be deemed to have elected to have subparagraph (a) apply and any other Participant will be deemed to have elected to have subparagraph (c) apply, unless the Participant otherwise notifies the Committee in advance. The Company shall have the right to deduct from this Award shares sufficient to satisfy any tax withholdings required by law.

6. Nontransferability. During the Participant’s lifetime, the Option shall not be transferable (voluntarily or involuntarily) and shall be exercisable only by the Participant or, during his disability, by his legal representative. The Option shall pass, upon death, to the beneficiary designated by the Participant on a form provided by, and filed prior to death with, the Committee. If no designation is made or if the designated beneficiary does not survive the Participant’s death, the Option shall pass by will or the laws of descent and distribution. Following the Participant’s death, the Option, if exercisable in accordance with this Award Agreement, may be exercised by the person to whom such option or right passes according to the foregoing or by such person’s estate, heirs or devisees.

Notwithstanding anything herein to the contrary, during the Participant’s lifetime, the Participant may transfer the Options to a Family Member provided that the transfer is not for value. For purposes of this Award Agreement, “Family Member” shall mean (a) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, (b) any person sharing the Participant’s household (other than a tenant or employee), (c) a trust in which any of the persons described in clause (a) and/or clause (b) have more than fifty percent of the beneficial interest, (d) a foundation in which the Participant or any of the persons described in clause (a) and/or clause (b) control the management of assets, and (e) any other entity in which the Participant or any of the persons described in clause (a) and/or clause (b) own more than fifty percent of the voting interests.

7. Administration. The authority to manage and control the operation and administration of this Award shall be vested in the Committee, and the Committee shall have all powers with respect to the Award and this Award Agreement as it has with respect to the Plan. Any interpretation of the Award or this Award Agreement by the Committee and any decision made by it with respect to the Award or this Award Agreement is final and binding on all persons.

8. Adjustment of Award. The Option granted hereby, the number and kind of shares subject to the Option and the Exercise Price per share shall be subject to adjustments by the Committee in accordance with the terms of the Plan.

9. Notices. Any notice required or permitted under this Award Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Committee or the Company at the Company’s principal offices, to the Participant at the Participant’s address as last known by the Company or, in any case, such other address as one party may designate in writing to the other.

10. Governing Law. The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

11. Amendments. The Board may, at any time, amend or terminate the Plan, and the Committee may amend this Award Agreement, provided that, except as provided in the Plan, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under this Award Agreement prior to the date such amendment or termination is adopted by the Board or the Committee, as the case may be.

12. Award Not Contract of Employment. The Award does not constitute a contract of employment or continued service, and the grant of the Award will not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan or this Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and this Award Agreement.

13. Severability. If a provision of this Award Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

14. Plan Governs. The Award evidenced by this Award Agreement is granted pursuant to the Plan, and the Option and this Award Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award Agreement by reference or are expressly cited.

15. Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

ACCEPTED:	TENNECO INC.

_________________________________________	____________________________________________
Type or Print Legal Name	Senior Vice President Global Human Resources and Administration
_________________________________________
(Date)

_________________________________________
Signature

________ _________________________________
Social Security Number or National ID

_________________________________________
Street Address

_________________________________________
City/State/Zip/Country

5